EXHIBIT 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Sealed Air Corporation (the “Company”) for the quarterly period ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William V. Hickey, and I, Carol P. Lowe, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2012

By:	/s/ William V. Hickey
Name: William V. Hickey Title: Chief Executive Officer

Date: August 9, 2012

By:	/s/ Carol P. Lowe
Name: Carol P. Lowe Title: Senior Vice President and Chief Financial Officer

SEALED AIR CORPORATION

200 Riverfront Boulevard

Elmwood Park, NJ 07407-1033

Telephone: (201) 791-7600

Telefax: (201) 703-4113

August 9, 2012

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Sealed Air Corporation

Commission File No. 1-12139

Greetings:

On behalf of Sealed Air Corporation (the “Corporation”), I have enclosed for filing under Section 13 of the Securities Exchange Act of 1934, as amended, the Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, which is being filed electronically through the EDGAR System. No fee is required with this filing.

Very truly yours, SEALED AIR CORPORATION

By:	/S/ FRANK SCOGNAMIGLIO
Frank Scognamiglio Director - External Reporting

Enclosures